Exhibit 99.3

RANK ONE COMPUTING CORPORATION

Unaudited Pro Forma Condensed Combined Financial Information

On June 23, 2026, Rank One Computing Corporation (“ROC” or the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with ZTC Holdco, Inc. (the “Seller”), Anthony J. Zuccaro and Emily J. Sverchek (together, the “Owners”) and Zuccaro Technical Consulting LLC (“ZTC”), providing for the purchase by ROC of all of the issued and outstanding membership interests of ZTC (the “Acquisition”). ZTC provides digital evidence, federal digital forensics, data exploitation and related engineering and technical consulting services, principally as a subcontractor to prime contractors on U.S. federal government contracts. The Acquisition closed on August 31, 2026. Consideration consisted of a cash payment based on a base amount of $500,000, adjusted for estimated closing indebtedness, estimated closing transaction expenses and the amount by which estimated net working capital differs from a $300,000 target, a payable to the Seller of ZTC’s cash at Closing, and restricted shares of ROC common stock with an aggregate stated value of $2,500,000 under the Purchase Agreement (416,666 shares, determined using the $6.00 per share floor price), of which shares with a stated value of $875,000 (145,833 shares) vested at Closing and shares with a stated value of $1,625,000 (270,833 shares) remain subject to forfeiture based on the Owners’ continued service. For accounting purposes, the vested shares are included in consideration transferred at fair value based on ROC’s closing stock price on the Closing Date, and the forfeitable shares are accounted for as post-combination compensation. See Note 3.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the Transaction Accounting Adjustments necessary to reflect the Acquisition under the acquisition method of accounting in Accounting Standards Codification (“ASC”) 805, Business Combinations, with ROC as the accounting acquirer.

The unaudited pro forma condensed combined financial information was derived from, and should be read together with, (i) ROC’s audited consolidated financial statements as of and for the year ended December 31, 2025 and its unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2026, and (ii) ZTC’s audited financial statements as of and for the years ended December 31, 2025 and 2024 and its unaudited interim financial statements as of and for the six months ended June 30, 2026, included as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A. Both ROC and ZTC prepare their financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and report in U.S. dollars; accordingly, no conversion or currency translation adjustments were required.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of what the combined company’s results of operations or financial position would have been had the Acquisition been completed on the dates indicated, nor is it indicative of the future results of operations or financial position of the combined company. The pro forma adjustments are based on currently available information and on assumptions that management believes are reasonable. The purchase price allocation reflected herein is preliminary and has been made solely for the purpose of preparing this pro forma financial information; the final allocation will be determined after completion of the valuation of the assets acquired and liabilities assumed and may differ materially. See Note 3.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2026

	ROC Historical	ZTC Historical	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash	$11,913,463	$446,449	$(845,913)	(a)(h)	$11,513,999
Accounts receivable, net of allowance for credit losses	5,590,579	599,975	(203,992)	(i)	5,986,562
Marketable securities	—	1,653,596	(1,653,596)	(c)	—
Prepaid expenses and other current assets	694,910	3,357	—		698,267
Total current assets	18,198,952	2,703,377	(2,703,501)		18,198,828

Property and equipment, net	1,030,318	—	—		1,030,318
Intangible assets, net	4,759	—	693,000	(d)	697,759
Operating lease right-of-use asset	945,954	—	—		945,954
Capitalized software	1,755,147	—	—		1,755,147
Other assets	35,643	—	—		35,643
Goodwill	—	—	115,124	(f)	115,124
Total non-current assets	3,771,821	—	808,124		4,579,945
Total assets	$21,970,773	$2,703,377	$(1,895,377)		$22,778,773

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$2,117,986	$98,349	$(203,992)	(i)	$2,012,343
Deferred revenue	954,360	—	—		954,360
Acquisition consideration payable	—	—	446,449	(e)	446,449
Operating lease liabilities, short term	312,328	—	—		312,328
Total current liabilities	3,384,674	98,349	242,457		3,725,480

Operating lease liabilities	755,967	—	—		755,967
Other long-term liabilities	8,879	—	—		8,879
Deferred tax liability	13,703	—	—		13,703
Total long-term liabilities	778,549	—	—		778,549
Total liabilities	$4,163,223	$98,349	$242,457		$4,504,029

Stockholders’ equity (deficit):
Common stock	190,801	—	4,167	(b)	194,968
Shareholder distributions	—	(338,247)	338,247	(g)	—
Additional paid-in capital	26,140,399	—	603,957	(b)	26,744,356
Accumulated deficit	(8,523,650)	2,943,275	(3,084,205)	(g)(h)	(8,664,580)
Total stockholders’ equity (deficit)	$17,807,550	$2,605,028	$(2,137,834)		$18,274,744
Total liabilities and stockholders’ equity (deficit)	$21,970,773	$2,703,377	$(1,895,377)		$22,778,773

2

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2025

	ROC Historical	ZTC Historical	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Sales	$16,979,679	$4,329,012	$(12,500)	(gg)	$21,296,191
Cost of sales	3,868,297	3,394,237	(12,500)	(gg)	7,250,034
Gross profit	13,111,382	934,775	—		14,046,157

Operating expenses:
Selling, general and administrative	8,338,815	347,011	1,168,677	(bb)(ee)(ff)	9,854,503
Amortization	—	—	105,900	(cc)	105,900
Research and development	6,771,614	—	—		6,771,614
Income (loss) from operations	(1,999,047)	587,764	(1,274,577)		(2,685,860)

Other income (expense):
Interest income	1	76,977	(76,977)	(aa)	1
Interest expense	(80,982)	—	—		(80,982)
Other expense	(2,020)	(3,656)	3,656	(aa)	(2,020)
Unrealized gain on investments	—	27,644	(27,644)	(aa)	—
Other income	20,281	—	—		20,281
Total other income (expense)	(62,720)	100,965	(100,965)		(62,720)
Income (loss) before income taxes	(2,061,767)	688,729	(1,375,542)		(2,748,580)
Provision for income taxes	615,079	—	—		615,079
Net income (loss)	$(2,676,846)	$688,729	$(1,375,542)		$(3,363,659)

Net loss per share – basic	$(0.18)				$(0.22)
Net loss per share – diluted	$(0.18)				$(0.22)
Weighted average shares – basic	15,007,089		145,833	(dd)	15,152,922
Weighted average shares – diluted	15,007,089		145,833	(dd)	15,152,922

3

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2026

	ROC Historical	ZTC Historical	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Sales	$7,641,624	$2,024,417	$(374,284)	(gg)	$9,291,757
Cost of sales	1,069,267	1,579,330	(7,419)	(gg)	2,641,178
Gross profit	6,572,357	445,087	(366,865)		6,650,579

Operating expenses:
Selling, general and administrative	6,205,656	197,203	114,248	(bb)(ee)(ff)	6,517,107
Amortization	—	—	52,950	(cc)	52,950
Research and development	4,157,535	—	—		4,157,535
Income (loss) from operations	(3,790,834)	247,884	(534,063)		(4,077,013)

Other income (expense):
Interest income (expense)	(8,712)	30,878	(30,878)	(aa)	(8,712)
Unrealized gain on investments	—	22,830	(22,830)	(aa)	—
Other expense	—	(1,796)	1,796	(aa)	—
Other income	(55,161)	—	—		(55,161)
Total other income (expense)	(63,873)	51,912	(51,912)		(63,873)
Income (loss) before income taxes	(3,854,707)	299,796	(585,975)		(4,140,886)
Provision for income taxes	—	—	—		—
Net income (loss)	$(3,854,707)	$299,796	$(585,975)		$(4,140,886)

Net loss per share – basic	$(0.22)				$(0.23)
Net loss per share – diluted	$(0.22)				$(0.23)
Weighted average shares – basic	17,859,295		145,833	(dd)	18,005,128
Weighted average shares – diluted	17,859,295		145,833	(dd)	18,005,128

4

RANK ONE COMPUTING CORPORATION

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Description of the Transaction

Pursuant to the Purchase Agreement, ROC acquired from the Seller all of the issued and outstanding membership interests of ZTC. Prior to Closing, the Owners contributed their membership interests in ZTC to the Seller in exchange for all of the outstanding capital stock of the Seller, the Seller made a qualified subchapter S subsidiary election with respect to ZTC, and ZTC elected to be classified as an entity disregarded as separate from its owner (collectively, the “Reorganization”). The Reorganization was intended to qualify as a reorganization under the Internal Revenue Code. As a result, ROC’s purchase of the membership interests of a disregarded entity is treated for U.S. federal income tax purposes as a purchase of the underlying assets, with the purchase price allocated among the assets acquired and a corresponding step-up in tax basis. Goodwill and intangible assets arising in the Acquisition are amortizable for tax purposes over 15 years.

Consideration under Section 2.2 of the Purchase Agreement consisted of (i) a cash payment equal to $500,000, minus estimated closing indebtedness, minus estimated closing transaction expenses, plus the amount (positive or negative) by which estimated net working capital exceeded or was less than a $300,000 working capital target (the “Closing Cash Payment”), and (ii) $2,500,000 in restricted shares of ROC common stock issued to the Seller under Section 2.9 (the “Restricted Stock Consideration”). The number of restricted shares was determined by dividing $2,500,000 by the greater of the volume-weighted average closing price of ROC common stock for the 20 trading days immediately preceding the Closing Date and a floor price of $6.00 per share. The $6.00 floor price was greater than the 20-trading-day VWAP and, therefore, was used to determine the number of shares issued.

The Closing Cash Payment is subject to a post-closing true-up under Sections 2.7 and 2.8 of the Purchase Agreement based on a Final Adjustment Statement to be delivered within 60 days after Closing. Section 2.6(a) of the Purchase Agreement also requires ROC to distribute ZTC’s Estimated Closing Cash to the Seller. That amount was not remitted at Closing and remains payable to the Seller.

The Purchase Agreement also provides for (i) quarterly Revenue Share Payments to the Owners under Section 2.10 equal to 15% of ROC Evidence Advanced Revenue for each fiscal quarter during a seven-year Revenue Share Term, subject to an aggregate cap of $7,000,000, and (ii) restricted stock unit grants to continuing ZTC employees. As described in Note 3, these arrangements, together with the portion of the Restricted Stock Consideration that remains subject to forfeiture, are accounted for as post-combination compensation cost rather than as consideration transferred.

The Acquisition has been accounted for as a business combination under the acquisition method in ASC 805, with ROC as the accounting acquirer.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and reflects Transaction Accounting Adjustments as defined in S-X 11-02(a)(6)(i), which depict the accounting for the Acquisition required by U.S. GAAP. Autonomous Entity Adjustments under S-X 11-02(a)(6)(ii) are not applicable because the Acquisition does not effect a change in ROC’s status as an autonomous entity. Management’s Adjustments under S-X 11-02(a)(7) have not been presented; see Note 7.

5

The Acquisition was consummated on August 31, 2026. The pro forma condensed combined balance sheet is presented as of June 30, 2026 and gives effect to the Acquisition as if it had been consummated on that date. The pro forma condensed combined statements of operations for the year ended December 31, 2025 and the six months ended June 30, 2026 give effect to the Acquisition as if it had been consummated on January 1, 2025. Transaction Accounting Adjustments that are nonrecurring are accordingly reflected only in the year ended December 31, 2025 and are not repeated in the interim period presented; see Note 6.

Two elements of the purchase price are determined under the Purchase Agreement by reference to ZTC’s balance sheet at Closing: the net working capital adjustment included in the Closing Cash Payment and the distribution of Estimated Closing Cash to the Seller. Consistent with the assumption that the Acquisition occurred on June 30, 2026, the pro forma condensed combined balance sheet reflects those elements calculated using ZTC’s historical balance sheet as of June 30, 2026. ZTC’s net working capital at June 30, 2026 was $504,983, an excess of $204,983 over the $300,000 target, and its cash was $446,449. The effective settlement of the preexisting trade balance between ROC and ZTC is likewise measured at its June 30, 2026 amount of $203,992. All other elements of consideration transferred, and the fair values of the identifiable intangible assets acquired, are measured as of August 31, 2026, the acquisition date. On that basis, consideration transferred reflected in the pro forma condensed combined balance sheet is $1,555,564, compared with $1,337,988 at the acquisition date; the difference is reconciled in Note 3. Because each of these elements changes the purchase price dollar for dollar with the related assets acquired and liabilities assumed, the difference has no effect on goodwill, and goodwill in the pro forma condensed combined balance sheet equals goodwill in the preliminary purchase price allocation in Note 3.

Accounting policies and presentation. ZTC’s historical financial information was derived from financial statements prepared in accordance with U.S. GAAP applicable to public business entities. Management performed a preliminary review of ZTC’s financial statement presentation and significant accounting policies and identified no accounting policy differences that would have a material effect on the pro forma financial information. ZTC’s historical financial statement captions are consistent with ROC’s presentation, and no reclassifications were required to conform ZTC’s historical presentation to ROC’s. Certain ZTC captions that have no corresponding ROC caption, principally those related to the brokerage accounts that were liquidated and distributed prior to Closing, are eliminated in their entirety by the transaction accounting adjustments described below. ROC is continuing its review of ZTC’s accounting policies and presentation and may identify additional differences that, when conformed, could have a material effect on ROC’s consolidated financial statements.

Items for which no Transaction Accounting Adjustment has been reflected. No adjustment has been reflected for the following, in each case because the estimated acquisition-date fair value approximates the historical carrying amount, because no adjustment is required by U.S. GAAP, or because the amount is not significant to the pro forma financial information:

●	Property and equipment. ZTC’s property and equipment consists of computer equipment and furniture that is substantially fully depreciated and de minimis in amount. Estimated acquisition-date fair value approximates net book value, and no adjustment to property and equipment or to depreciation expense has been reflected.

6

●	Accounts receivable. ZTC’s receivables consist of amounts due from prime contractors for approved labor hours and reimbursable travel costs under time-and-materials subcontracts, with payment terms of net 30 to net 45 and no history of credit losses. Estimated acquisition-date fair value approximates the historical carrying amount.

●	Accounts payable and accrued liabilities. Assumed liabilities are short-term in nature and estimated acquisition-date fair value approximates the historical carrying amount.

●	Assembled workforce. The value of ZTC’s assembled workforce is not recognized as a separately identifiable intangible asset under ASC 805 and is subsumed within goodwill.

●	Revenue Share Payments. Under the Purchase Agreement, ROC will pay the Owners quarterly amounts equal to 15% of ROC Evidence Advanced Revenue over a seven-year Revenue Share Term, subject to an aggregate cap of $7,000,000. As described in Note 3, the Revenue Share Payments are post-combination compensation for services rather than contingent consideration, and no contingent consideration liability has been recognized in the Acquisition accounting. ROC Evidence is a recently introduced offering; ROC Evidence Advanced Revenue was not material in either period presented, and the resulting compensation expense is not material to the pro forma statements of operations. Accordingly, no adjustment has been reflected.

●	Forgone interest income. ROC funded the cash disbursed at Closing from cash on hand and did not incur indebtedness in connection with the Acquisition. The interest income forgone on those funds is not material to the pro forma statements of operations, and no adjustment has been reflected.

●	Deferred income taxes. As a result of the Reorganization, ROC’s purchase of the ZTC membership interests is treated as a purchase of assets for U.S. federal income tax purposes, and the tax bases of the assets acquired are stepped up to their allocated purchase price under the Internal Revenue Code. The tax bases of the assets acquired and liabilities assumed approximate the amounts recognized for financial reporting purposes, and no deferred tax liability arises in the Acquisition. To the extent the tax bases exceed the amounts recognized for financial reporting purposes, including any tax-deductible goodwill in excess of goodwill recognized for financial reporting purposes, the resulting deferred tax assets would be offset in full by a valuation allowance, consistent with ROC’s existing full valuation allowance against its net deferred tax assets. Because no deferred tax liabilities were assumed, the Acquisition does not provide a source of future taxable income that would support realization of ROC’s pre-existing deferred tax assets, and no change in ROC’s valuation allowance has been reflected.

7

Note 3 — Preliminary Consideration Transferred and Purchase Price Allocation

The following table summarizes the preliminary consideration transferred at the acquisition date and as reflected in the pro forma condensed combined balance sheet, and how each component was measured.

	Pro forma (June 30, 2026)	Acquisition date (August 31, 2026)
Cash payment at Closing, base purchase price (1)	$500,000	$500,000
Net working capital adjustment against the $300,000 target (2)	204,983	(6,498)
Consideration payable to the Seller (3)	446,449	385,976
Fair value of 145,833 shares of common stock vested at Closing (4)	608,124	608,124
Less: effective settlement of ROC’s preexisting accounts payable to ZTC (5)	(203,992)	(149,614)
Total consideration transferred	$1,555,564	$1,337,988

(1)	Includes $126,518 paid by ROC on behalf of ZTC for Seller transaction expenses. No closing indebtedness was outstanding.

(2)	ZTC’s net working capital less the $300,000 Working Capital Target. The pro forma amount is calculated on ZTC’s net working capital at June 30, 2026 of $504,983. The acquisition-date amount is based on the Estimated Closing Statement.

(3)	ZTC’s cash distributable to the Seller, which had not been remitted at Closing and is presented as a liability. The pro forma amount is ZTC’s cash at June 30, 2026. The acquisition-date amount is Estimated Closing Cash of $402,618 less an estimated net working capital true-up of $16,642 in ROC’s favor, which reflects the difference between net working capital in the Estimated Closing Statement ($293,502) and ZTC’s net working capital at Closing ($276,860).

(4)	Measured at ROC’s quoted closing price of $4.17 per share on August 31, 2026.

(5)	Settled at carrying amount, with no gain or loss recognized. See adjustment (i) in Note 4.

Pro forma consideration transferred exceeds acquisition-date consideration transferred by $217,576 because of differences between June 30, 2026 and the Closing in three balances: ZTC’s cash was $43,831 higher, ZTC’s net working capital was $228,123 higher, and the preexisting trade balance, which reduces consideration, was $54,378 higher ($203,992 at June 30, 2026 compared with $149,614 at the Closing). Each of these elements changes the purchase price dollar for dollar with the related assets acquired and liabilities assumed, so the difference has no effect on goodwill.

Restricted Stock Consideration. ROC issued 416,666 restricted shares of common stock to the Seller at Closing. Of that amount, 145,833 shares (stated value of $875,000) were not subject to forfeiture and vested at Closing. The remaining 270,833 shares (stated value of $1,625,000) are subject to forfeiture and are allocated 65% to the continued service of Mr. Zuccaro and 35% to the continued service of Ms. Sverchek. Of the forfeitable shares, 187,500 shares vest on August 31, 2027, the first anniversary of the vesting commencement date, and the remaining 83,333 shares vest in substantially equal quarterly installments over the following two years, in each case subject to continued service.

Only the shares that vested at Closing are included in consideration transferred. The forfeitable shares are forfeited and cancelled without consideration if the applicable Owner ceases to be employed by, or a consultant to, ROC or its subsidiaries for any reason other than death or disability. A share-based payment arrangement in which payment is automatically forfeited on termination of employment is compensation for post-combination services rather than consideration transferred in the business combination. Accordingly, the fair value of the forfeitable shares is recognized as compensation cost over the requisite service period; see adjustment (bb).

8

The shares that vested at Closing were measured at ROC’s quoted closing price of $4.17 on August 31, 2026. No discount was applied for the contractual restrictions on sale of the shares, because a contractual restriction on the sale of an equity security is not a characteristic of the security itself and therefore is not considered in measuring fair value.

Revenue Share Payments. The Revenue Share Payments payable to the Owners under Section 2.10 of the Purchase Agreement are not contingent consideration and are not included in consideration transferred because each quarterly payment is forfeited if the applicable Owner is terminated for Cause or resigns without Good Reason and is not employed on the payment date. Accordingly, no contingent consideration liability has been recognized, and the payments will be recognized as compensation expense as the related services are rendered.

Preliminary purchase price allocation. The preliminary allocation of the total consideration transferred to the assets acquired and liabilities assumed, measured at estimated acquisition-date fair value except where another measurement basis is required by ASC 805, is as follows, both as reflected in the pro forma condensed combined balance sheet and as of the acquisition date:

	Pro forma (June 30, 2026)	Acquisition date (August 31, 2026)
Cash	$446,449	$402,618
Accounts receivable, net	395,983	281,904
Prepaid expenses and other current assets	3,357	3,357
Intangible assets	693,000	693,000
Goodwill	115,124	115,124
Accounts payable and accrued expenses	(98,349)	(158,015)
Total consideration transferred	$1,555,564	$1,337,988

Accounts receivable excludes ZTC’s receivable from ROC that is effectively settled in the Acquisition ($203,992 at June 30, 2026 and $149,614 at the acquisition date). ZTC’s marketable securities, which were liquidated and distributed to the Seller before Closing, were not acquired and are excluded from both columns (see adjustment (c) in Note 4 below).

The accounting for the Acquisition is incomplete. The consideration transferred remains subject to revision upon finalization of the Final Adjustment Statement under Sections 2.7 and 2.8 of the Purchase Agreement. The significant assets acquired and liabilities assumed that are subject to revision during the measurement period include the fair values assigned to identifiable intangible assets and their estimated useful lives, the resulting goodwill, accrued compensated absences and other assumed liabilities, and the acquisition-date income tax positions. To complete the accounting, ROC requires the final report of its third-party valuation specialist, the final Adjustment Statement and closing balance sheet, and the final acquisition-date income tax analysis.

9

Note 4 — Transaction Accounting Adjustments to the Pro Forma Condensed Combined Balance Sheet

The preliminary allocation of consideration transferred presented in Note 3 is based on management’s estimates of the acquisition-date fair values of the assets acquired and liabilities assumed as of August 31, 2026. The pro forma condensed combined balance sheet has been prepared as if the Acquisition had occurred on June 30, 2026, using ZTC’s historical June 30, 2026 balance sheet as the starting point. Consideration transferred reflected in the pro forma condensed combined balance sheet is measured as described in Note 2, using ZTC’s June 30, 2026 net working capital, cash and preexisting trade balance, and totals $1,555,564 (Note 3). The letters below correspond to the note references in the pro forma condensed combined balance sheet.

(a) Cash consideration and closing disbursements. Reflects the aggregate cash disbursed by ROC in connection with the Acquisition, comprising the Closing Cash Payment under the Purchase Agreement and amounts paid by ROC on behalf of ZTC in respect of Estimated Closing Indebtedness and Estimated Closing Transaction Expenses under Sections 2.6(c) and 2.6(d), in each case presented as a reduction of cash and cash equivalents. Amounts constituting consideration transferred are reflected in the assets acquired and liabilities assumed and in goodwill (adjustments (d) through (f)). Amounts constituting ROC’s own acquisition-related transaction costs are expensed as incurred and are not a component of consideration transferred; see adjustment (h). The adjustment decreases cash and cash equivalents by $704,983 as of June 30, 2026, consisting of the $500,000 base purchase price (including $126,518 paid on behalf of ZTC for Seller transaction expenses) and the $204,983 net working capital adjustment calculated on ZTC’s June 30, 2026 balance sheet. ZTC’s cash distributable to the Seller was not remitted at Closing and is reflected as a liability in adjustment (e).

(b) Restricted stock consideration issued at Closing. Reflects the issuance of 416,666 restricted shares of ROC common stock to the Seller. Of those shares, 145,833 shares (stated value of $875,000) vested at Closing and are included in consideration transferred at their acquisition-date fair value of $608,124, based on ROC’s quoted closing price of $4.17 per share on August 31, 2026. The adjustment increases common stock by $4,167, representing the $0.01 par value of all 416,666 shares issued at Closing, and additional paid-in capital by $603,957, for a total of $608,124. The remaining 270,833 shares (stated value of $1,625,000) are subject to forfeiture based on the Owners’ continued service and are not included in consideration transferred. Because no post-combination service had been rendered as of the pro forma balance sheet date, no compensation cost for these shares is reflected in the pro forma condensed combined balance sheet; the related compensation cost is reflected in the pro forma condensed combined statements of operations in adjustment (bb). See Note 3 and Note 7.

(c) Assets not acquired. Reflects the removal of ZTC’s marketable securities held in brokerage accounts, which were liquidated and the proceeds distributed to the Seller prior to the Effective Time and therefore were not acquired by ROC. The corresponding reduction of ZTC’s historical members’ equity is reflected in adjustment (g). The related investment income and investment expenses are eliminated from the pro forma statements of operations in adjustment (aa). The adjustment decreases marketable securities by $1,653,596 as of June 30, 2026.

(d) Identifiable intangible assets. Reflects recognition at estimated acquisition-date fair value of the identifiable intangible assets acquired, consisting of developed technology and customer relationships. The basis for the related amortization is reflected in adjustment (cc). The adjustment increases intangible assets, net by $693,000 as of June 30, 2026.

10

(e) Consideration payable based on estimated closing adjustments. Reflects a liability of $446,449 payable to the Seller for ZTC’s cash at June 30, 2026, which is distributable to the Seller under the Purchase Agreement. Consistent with the actual transaction, in which Estimated Closing Cash was not remitted at Closing, the amount is presented as a liability and is included in consideration transferred; see Note 3. At the acquisition date, this liability was $385,976, consisting of Estimated Closing Cash of $402,618 less an estimated net working capital true-up of $16,642 in ROC’s favor. In the pro forma condensed combined balance sheet, the net working capital adjustment is instead reflected in the cash paid at Closing (adjustment (a)). The adjustment increases acquisition consideration payable by $446,449 as of June 30, 2026.

(f) Goodwill. Reflects goodwill measured as the excess of the consideration transferred over the preliminary estimated fair value of the identifiable net assets acquired as of June 30, 2026. Because consideration transferred is measured as described in Note 2, pro forma goodwill equals the goodwill in the preliminary purchase price allocation in Note 3. The adjustment increases goodwill by $115,124 as of June 30, 2026.

(g) Elimination of ZTC historical members’ equity. Reflects the elimination of ZTC’s historical members’ equity in connection with the application of the acquisition method, including the effect of the pre-closing distribution of the liquidated brokerage account proceeds described in adjustment (c). The adjustment decreases total equity by $2,605,028 as of June 30, 2026.

(h) Acquisition-related transaction costs. Reflects the payment of acquisition-related transaction costs incurred by ROC after June 30, 2026. Acquisition-related costs are expensed in the periods in which the costs are incurred and are not a component of consideration transferred. Transaction costs already recognized in ROC’s historical statements of operations for the periods presented have been neither removed nor reclassified to another period, and transaction costs incurred by ZTC are not reflected because they are not part of ROC’s accounting for the Acquisition. These costs are nonrecurring; see adjustment (ee) and Note 6. The adjustment decreases cash and cash equivalents, and increases accumulated deficit by $140,930 as of June 30, 2026.

(i) Effective settlement of the preexisting trade balance arising from development services ZTC provided to the Company before the Acquisition. At June 30, 2026, ZTC’s accounts receivable from the Company, and the Company’s corresponding accounts payable to ZTC, were $203,992. The Acquisition effectively settles this balance, which is accounted for separately from the business combination. Because the balance is settled at its carrying amount, no gain or loss is recognized. The adjustment reduces accounts receivable and accounts payable and accrued expenses by $203,992 each. It also reduces consideration transferred by the same amount, so it has no net effect on goodwill. The balance at the August 31, 2026 acquisition date is $149,614. The related revenue and cost of revenue are eliminated in the pro forma condensed combined statements of operations (see (gg)).

11

Note 5 — Transaction Accounting Adjustments to the Pro Forma Condensed Combined Statements of Operations

The letters below correspond to the note references in the pro forma condensed combined statements of operations. Except as described in Note 6, each adjustment is reflected in both periods presented.

(aa) Elimination of income and expenses on assets not acquired. Reflects the elimination of dividend and interest income, net realized gains, net unrealized gains and investment expenses associated with the ZTC brokerage accounts that were liquidated and distributed prior to Closing and therefore were not acquired (adjustment (c)). ZTC measured these investments at fair value with changes in fair value recognized in net income. The adjustment decreases other income, net by $100,965 for the year ended December 31, 2025 and $51,912 for the six months ended June 30, 2026.

(bb) Post-combination share-based compensation – Restricted Stock Consideration. Reflects compensation cost for the 270,833 shares of the Restricted Stock Consideration (stated value of $1,625,000) that remain subject to forfeiture based on the Owners’ continued service and are accounted for as post-combination compensation rather than as consideration transferred. The shares are measured at their grant-date fair value of $1,129,374, based on ROC’s quoted closing price of $4.17 per share on August 31, 2026. The forfeitable shares consist of 187,500 shares that vest on the first anniversary of the grant date and 83,333 shares that vest in quarterly installments over the following two years, in each case subject to continued service. Compensation cost is recognized separately for each vesting tranche over its requisite service period. For purposes of the pro forma condensed combined statements of operations, compensation cost has been computed as if the shares had been granted on January 1, 2025, using the grant-date fair value measured on August 31, 2026. The adjustment increases operating expenses by $959,081 for the year ended December 31, 2025 and $79,915 for the six months ended June 30, 2026.

(cc) Amortization of acquired identifiable intangible assets. Reflects amortization of the identifiable intangible assets recognized at estimated acquisition-date fair value (adjustment (d)), computed on a straight-line basis over the estimated useful lives set out below. Amortization for each period presented is calculated using the fair value of each asset measured at the acquisition date; those fair values have not been remeasured as if the Acquisition had occurred at the beginning of the earliest period presented.

	Estimated fair value	Estimated useful life (years)	Amortization for the year ended December 31, 2025	Amortization for the six months ended June 30, 2026
Developed technology	$366,000	5	$73,200	$36,600
Customer relationships	327,000	10	32,700	16,350
Total	$693,000		105,900	52,950
Less: ZTC historical amortization			—	—
Transaction accounting adjustment			$105,900	$52,950

The fair values above are preliminary. The fair value of developed technology was estimated using the cost approach, specifically the replacement cost method, under which fair value is measured as the estimated cost to recreate software of equivalent utility. The fair value of customer relationships was estimated using the multi-period excess earnings method, which measures value based on the present value of the future economic benefits attributable to the customer relationships.

12

The useful life assigned to customer relationships reflects the expected pattern of attrition of ZTC’s prime contractor relationships, including the scheduled expiration of the subcontract representing approximately 74% of ZTC’s 2025 revenue with Customer A. The final purchase price allocation will be completed as additional information becomes available and may result in adjustments to the estimated fair values and useful lives of the identifiable intangible assets, the related amortization expense, and goodwill. The adjustment increases amortization expense by $105,900 for the year ended December 31, 2025 and $52,950 for the six months ended June 30, 2026.

(dd) Earnings (loss) per share and weighted average number of shares. A portion of the consideration transferred consisted of restricted shares of ROC common stock. Pro forma basic weighted average shares outstanding for each period presented have been adjusted to reflect the shares issued in connection with the Acquisition as if such shares had been outstanding since the beginning of the period presented. Only the 145,833 shares that vested at Closing are included in pro forma weighted average shares outstanding. The remaining 270,833 restricted shares are unvested share-based payment awards subject to the Owners’ continued service and are excluded from earnings per share until the requisite service period has been rendered.

Pro forma basic and diluted earnings (loss) per share are computed by dividing pro forma net income (loss) attributable to ROC by the applicable weighted average shares outstanding. Because pro forma net loss was reported for each period presented, diluted earnings (loss) per share is the same as basic earnings (loss) per share, and diluted weighted average shares outstanding equals basic weighted average shares outstanding, as the effect of potential common shares is anti-dilutive.

(ee) Acquisition-related transaction costs. Reflects the acquisition-related transaction costs described in adjustment (h). Because the Acquisition is assumed to have been consummated on January 1, 2025 for purposes of the pro forma statements of operations, the adjustment is reflected only in the year ended December 31, 2025 and no corresponding adjustment is reflected in the interim period presented. These costs will not recur in the income of ROC beyond 12 months after the Acquisition; see Note 6. The adjustment increases general and administrative expense by $140,930 for the year ended December 31, 2025.

(ff) Retention awards to continuing employees. Reflects compensation cost for the restricted stock units granted to continuing ZTC employees in connection with the Acquisition. These awards relate entirely to post-combination service and are recognized as compensation cost over the requisite service period; they are not part of consideration transferred. The adjustment increases operating expenses by $68,666 for the year ended December 31, 2025 and $34,333 for the six months ended June 30, 2026.

(gg) Elimination of intercompany sales from ZTC to ROC. Prior to the Acquisition, ZTC sold software development services to ROC in the ordinary course of business. Because these sales represent intercompany transactions of the combined company for purposes of the pro forma condensed combined statements of operations, the adjustment eliminates revenue recognized by ZTC on sales to ROC and the corresponding cost of sales recognized by ROC on its purchases of development services from ZTC for the year ended December 31, 2025 and the six months ended June 30, 2026. The adjustment decreases revenue by $12,500 for the year ended December 31, 2025 and $374,284 for the six months ended June 30, 2026, and decreases cost of sales by $12,500 for the year ended December 31, 2025 and $7,419 for the six months ended June 30, 2026. The revenue and cost of sales elimination amounts do not equal for the six months ended June 30, 2026 as ROC capitalized a portion of the amounts paid to ZTC as software development costs when the applicable capitalization criteria were met.

Note 6 — Nonrecurring Adjustments

The following Transaction Accounting Adjustments, and the related tax effects, are not expected to recur in the income of ROC beyond 12 months following the Acquisition: acquisition-related transaction costs of $140,930, for which no income tax effect has been reflected because ROC maintains a full valuation allowance against its deferred tax assets (adjustments (h) and (ee)). Because the Acquisition is assumed to have been consummated as of January 1, 2025 for purposes of the pro forma statements of operations, these amounts are reflected solely in the year ended December 31, 2025 and are not reflected in the six months ended June 30, 2026. Transaction costs recognized in the historical results of ROC for the periods presented remain in those periods and have not been removed or reclassified.

Note 7 — Management’s Adjustments

Management has elected not to present Management’s Adjustments. If presented, any such adjustments would be disclosed in these notes in the form of a reconciliation of pro forma net income (loss) from continuing operations attributable to the controlling interest, and the related per share amounts, to such amounts after giving effect to Management’s Adjustments, together with the basis for and material limitations of each adjustment.

13